Exhibit 10.1  Exclusive Option Agreement

                        EXCLUSIVE OPTION AGREEMENT
                        --------------------------

   This Agreement, effective as of May 1, 2006("Effective Date"), by and between The Penn State Research Foundation (hereinafter referred to as "PSRF"), a non-profit corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania and having an office at 304 Old Main, University Park, PA 16802, and Northwest Medical Research Inc. (hereinafter referred to as "NW MEDICAL"), having its principal office at Northwest Medical Research, Inc., #90 NW Second Street, P.O. Box 910, Stevenson, Washington 98648.

                                WITNESSETH

   WHEREAS, Dr. Robert Beelman, Joy Dubost and Devin Peterson, employees of The Pennsylvania State University (hereinafter referred to as "UNIVERSITY"), have filed PSU Invention Disclosure No. 2005-3098, which is entitled "Identification of Selenoergothioneine as a Natural Organic Form of Selenium from Cultivated Mushrooms", hereinafter referred to as the ("INVENTION") which INVENTION is the property of the UNIVERSITY;

   WHEREAS, PSRF is dedicated to fostering and advancing scientific research within the Commonwealth of Pennsylvania and, in particular, within the UNIVERSITY and is responsible for developing inventions made by employees of the UNIVERSITY by evaluating invention disclosures, pursuing patents and licensing patents which are obtained thereon;

   WHEREAS, PSRF is the owner of certain "LICENSED PATENTS" (as later defined herein) and has the right and ability to grant option rights to the LICENSED PATENTS hereunder;

   WHEREAS, PSRF desires to have LICENSED PATENTS (as defined hereinbelow) covering certain aspects of INVENTION utilized in the public interest and is willing to grant licenses thereto;

WHEREAS, NW MEDICAL has represented to PSRF an interest in obtaining an exclusive option to obtain an exclusive, remuneration-bearing license to LICENSED PRODUCTS (as hereinafter defined) upon the terms and conditions hereinafter set forth;

   NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and promises set forth in this Option Agreement, and with intent to be legally bound, the parties hereto agree as follows:

                          ARTICLE I - DEFINITIONS

   For purposes of this Option Agreement, the following words and phrases shall have the following meanings:

   1.1   "NW MEDICAL" shall mean Northwest Medical Research Inc.

   1.2   "LICENSED PATENTS" shall mean all of the following PSRF
Intellectual Property:

   (a) United States patent application(s) covering INVENTION, which is derived from U.S. Provisional Patent Application No. 60/782,204, filed on March 14, 2006, and names Robert Beelman, Joy Dubost, Devin Peterson and Marvin Hausman as co-inventors and any patents issuing thereon;

   (b) Any reissues, extensions, divisional applications, and continuations of the patent applications described in (a) above, and any patents issuing thereon;

   (c) Any Patent Cooperation Treaty (PCT) patent application claiming priority to U.S. Provisional Patent Application No. 60/782,204, which may be filed and pending during the Option Period (as hereinafter defined). NW MEDICAL understands and agrees that NW MEDICAL shall directly reimbursed PSRF for all reasonable costs incurred in obtaining, maintaining, and defending said PATENT RIGHTS pursuant to
       Article VII of this Agreement, after exercising its option pursuant to Paragraph 3.7 herein. Foreign patent rights shall specifically refer to the above referenced PCT patent application as well as any and all foreign counterpart applications of subparagraphs (a) and (b) above. and the resulting patents thereon, in those foreign countries from which NW MEDICAL has elected exclusive license rights. Exclusive foreign license rights in any particular country or territory shall be subject to termination in the event NW MEDICAL notifies PSRF that it no longer wishes to pay for the costs of prosecuting applications or maintaining patents in particular countries.

   1.3 "LICENSED PRODUCTS" shall mean any product, part thereof, or process of which (i) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the LICENSED PATENTS in the country in which any such product or part thereof is made, used or sold, (ii) is manufactured by using a process or is employed to practice a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the LICENSED PATENTS in the country in which any such processes are used or in which such product or part thereof is used or sold, or (iii) is covered by TECHNICAL INFORMATION.

   1.4 "Commercial Sale" shall mean (1) any transaction which transfers to a purchaser physical possession of and title to LICENSED PRODUCTS and (2) in the case of LICENSED PRODUCTS used by NW MEDICAL, upon NW MEDICAL's commercial use of LICENSED PRODUCTS.

   1.5 "NET SALES" shall mean the gross selling price for LICENSED PRODUCTS produced hereunder upon their sale by NW MEDICAL, but less discounts allowed in amounts customary in the trade, sales, tariff duties and/or taxes directly imposed and with reference to particular sales; outbound transportation prepaid or allowed, and amounts allowed or credited on returns. LICENSED PRODUCTS shall be considered "sold" when billed out or invoiced. For LICENSED PRODUCTS used by NW MEDICAL in its own operations and not sold commercially, the "NET SALES" shall be deemed to be NW MEDICAL's bona fide price for similar LICENSED PRODUCTS sold to third parties.

   1.6 "TECHNICAL INFORMATION" shall mean all technical information, know-how, data concerning chemical and physical properties, methods of preparation or manufacture, experimental results, compositions, apparatuses, formulations, specifications, processes, techniques and data which are not readily available to others through public means and which are not the subject of an issued or pending patent claim in a country in which LICENSED PRODUCTS are manufactured, sold or employed relative to the practice of the INVENTION, including materials, antibodies, components, proteins, compositions and the like which are in the possession of PSRF as of the Effective Date of this Option Agreement and are provided to NW

MEDICAL or are developed, replicated, acquired or derived therefrom by or on behalf of NW MEDICAL using INVENTION provided by PSRF during the term of this Option Agreement. TECHNICAL INFORMATION shall be documented as Appendix A of this Agreement and the corresponding License Agreement.

   1.8 "Research Agreement" shall mean one or more sponsored research agreement(s) with UNIVERSITY, which funds research in the laboratory of Dr. Robert Beelman in order to further develop LICENSED INTELLECTUAL PROPERTY, and which contains a budget consistent with the Term Sheet (as attached as Appendix A).

   1.9 "LICENSED INTELLECTUAL PROPERTY" shall mean LICENSED PATENTS, TECHNICAL INFORMATION and INVENTION.

                     ARTICLE II- RESEARCH AGREEMENT
                     ------------------------------

   2.1 During the Option Period, the parties hereto agree that NW MEDICAL and UNIVERSITY shall enter into one or more Research Agreement(s). It is the general purpose of the Research Agreement to support the development of and uses for LICENSED INTELLECTUAL PROPERTY. The UNIVERSITY will undertake a collaborative research program as more fully set forth in the Research Agreement, which shall be attached as Appendix B. The UNIVERSITY's activities under the Research Agreement will be under the direct supervision of Dr. Robert Beelman as principal investigator.

                         ARTICLE II- THE OPTION
                         ----------------------

   3.1   Option. Subject to the reimbursement of patent expenses relating to
         ------
the preparation and filing of U.S. Provisional Patent Application Serial No. 60/782,204, which was filed on March 14, 2006 and names Robert Beelman, Joy Dubost, Devin Peterson and Marvin Hausman as co-inventors. PSRF hereby grants to NW MEDICAL, for the duration of the Option Period (hereinafter defined), an exclusive option to LICENSED INTELLECTUAL PROPERTY covering LICENSED PRODUCTS to elect to obtain, at the election of NW MEDICAL, an exclusive license having teens of remuneration consistent with the Term Sheet in Appendix A, under the LICENSED INTELLECTUAL PROPERTY to make, have made, use and sell LICENSED PRODUCTS and to perform processes covered thereby.

   3.2   Term. The term of the exclusive option of Paragraph 2.1 hereinabove
         ----
shall begin upon the Effective Date and expire April 15, 2007 or within two
(2) months after the conclusion of the first Research Agreement referenced in Article III (hereinafter "Option Period"), so long as NW MEDICAL complies with the terms of this Option Agreement, with the right of NW MEDICAL in its sole discretion to extend the Term for an additional period of one year.

   3.3   Option Period License. During the Option Period, NW MEDICAL, at its
         ---------------------
own expense, shall have the right to make, have made and use the LICENSED PRODUCTS for test purposes but not to sell, distribute or market LICENSED PRODUCTS for other than said test purposes.

   3.4   Testing. NW MEDICAL shall, at its own expense, during the Option
         -------
Period, conduct laboratory testing and experimental evaluation under the LICENSED INTELLECTUAL PROPERTY, with reasonable diligence, for the purpose of determining its interest in commercializing the LICENSED PRODUCTS under an appropriate license from PSRF and for no other purpose.

   3.5   Evaluation Purpose. It is understood and agreed that the
         ------------------
information and tangible material of the INVENTION referred to hereunder shall be furnished to NW MEDICAL for evaluation in order that NW MEDICAL may determine its interest in developing products under an appropriate license from PSRF and for no other purpose. In the event NW MEDICAL does not exercise its option right granted herein and a license agreement is not concluded between PSRF and NW MEDICAL during the Option Period, NW MEDICAL agrees to provide PSRF with a copy of any data which NW MEDICAL has developed during the Option Period pertaining to the INVENTION, along with an explanation for its decision not exercise its option rights. Any reliance that PSRF may place upon such results shall be at PSRF's own risk.

   3.6   Technical Information. NW MEDICAL agrees that TECHNICAL INFORMATION
         ---------------------
it develops to the LICENSED PATENTS during the Option Period shall be disclosed to PSRF.

   3.7   Exercise of Option. NW MEDICAL may elect to exercise the option
         ------------------
herein granted at any time after the Effective Date hereof and prior to the expiration of the Option Period, by giving written notice to PSRF, along with confirmed facsimile transmission, of such intention. If NW MEDICAL does not exercise its Option granted herein, any TECHNICAL INFORMATION developed by NW MEDICAL during the Option Period shall become the property of PSRF, which shall have the right to license said TECHNICAL INFORMATION to third parties. NW MEDICAL agrees to assign to PSRF its entire right, title and interest in and to TECHNICAL INFORMATION and any related patents. If NW MEDICAL exercises its Option granted herein, TECHNICAL INFORMATION shall be licensed to NW MEDICAL as part of the subsequent license agreement, subject to grants to PSRF and UNIVERSITY a non-exclusive, paid-up, royalty-free, non-transferable right and license to use such TECHNICAL INFORMATION for their research purposes.

   3.8   No additional rights. The option granted hereunder shall not be
         --------------------
construed to confer any rights upon NW MEDICAL by implication, estoppel, or otherwise as to any technology not specifically set forth in Paragraph 1.2 hereof

   3.9   Exclusivity. During the Option Period, PSRF shall not license,
         -----------
agree to license or enter into discussions regarding the potential licensing of the LICENSED PATENTS covering LICENSED PRODUCTS, to or with any party other than NW MEDICAL, unless terminated pursuant to Article IX.

   3.10   Ongoing Research during Option Period. During the Option Period,
          -------------------------------------
PSRF reserves the rights for itself and the UNIVERSITY to practice under the LICENSED INTELLECTUAL PROPERTY for their own research purposes.

                         ARTICLE IV - THE LICENSE
                         ------------------------

   4.1 PSRF and NW MEDICAL agree that in the event NW MEDICAL shall exercise the exclusive option to license granted to it hereunder, each shall negotiate with the other in good faith for the purpose of granting to NW MEDICAL an exclusive license to LICENSED INTELLECTUAL PROPERTY covering LICENSED PRODUCTS, with the right to sublicense. The terms and conditions of such license, as outlined in "Master Exclusive License Agreement" and Exhibit A of the Term Sheet in Appendix A, are to be negotiated in good faith and agreed upon between PSRF and NW MEDICAL. NW MEDICAL shall have ninety (90) days from the exercise of its option to negotiate a license, which period can be extended by mutual agreement. In the event the parties fail to reach a mutually acceptable license agreement within the above specified time period, PSRF shall be entitled to negotiate in good faith with one or more third parties a license under any intellectual property owned by PSRF.

   4.2   Terms and Conditions. Any license granted to NW MEDICAL subsequent
         --------------------
to this Agreement shall contain such additional terms and conditions as are ordinary and commercially reasonable in agreements of that type.

                           ARTICLE V - WARRANTY
                           --------------------

   5.1 PSRF warrants and represents that it has the full right and power to grant the option set forth in ARTICLE III and the license described in
ARTICLE IV hereof, and shall take no action to negate such right and power, and further warrants and represents that there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of this Option Agreement other than certain governmental rights pursuant to sponsorship of the research which gave rise to the INVENTION. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, PSRF MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OR NON-INFRINGEMENT OF PATENT RIGHT CLAIMS WHICH ARE ISSUED OR PENDING RELATIVE TO LICENSED PATENTS.

                 ARTICLE VI - INDEMNIFICATION & INSURANCE
                 ----------------------------------------

   6.1 NW MEDICAL shall at all times during the term of this Option Agreement and thereafter, indemnify, defend and hold UNIVERSITY and PSRF, its trustees. directors, officers, employees and affiliates, harmless against all claims, proceedings, demands, and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property, or resulting from the use of or reliance upon the LICENSED INTELLECTUAL PROPERTY or LICENSED PRODUCTS by NW MEDICAL, or any other obligation of NW MEDICAL hereunder.

   6.2 If the parties enter into a definitive license agreement, such license agreement will require NW MEDICAL (or any sublicense or assignee) to maintain products liability insurance covering the risk of claims, liabilities, expenses and judgments for which NW MEDICAL has agreed in Paragraph 6.1 of this Agreement to indemnify PSRF and UNIVERSITY. Coverage shall be in an amount which is not less than $1,000,000 (One Million Dollars) per occurrence. Both parties agree that adequate evidence of the required coverage has or will be provided by NW MEDICAL to PSRF, care of the Intellectual Property Office, The Pennsylvania State University, 113 Technology Center, University Park, PA 16802, and NW MEDICAL agrees to keep said office informed of any changes in coverage or carriers.

                            ARTICLE VII- PATENTS
                            --------------------

   7.1   U.S. Patent Filings. PSRF shall apply for, seek prompt issuance of,
         -------------------
and maintain the LICENSED PATENTS during the term of this Agreement. Tile prosecution, filing and maintenance of U.S. patent applications and patents which issue therefrom shall be the primary responsibility of PSRF, or its designee, but wherever practical, NW MEDICAL shall be given the opportunity to review and comment upon the breadth and coverage of said patent applications. PSRF shall keep NW MEDICAL advised as to all developments with respect to said patent application(s) and shall promptly supply copies of all papers received and filed in connection with the prosecution in sufficient time for NW MEDICAL to comment. PSRF shall use reasonable efforts to notify NW MEDICAL of cost estimates with sufficient time to allow for NW MEDICAL to provide advance written approval. NW MEDICAL understands and agrees that its failure to respond with clear, written directions may affect PSRF's ability to execute its instructions. NW MEDICAL shall be obligated to reimburse PSRF for all actual, documented out-of-pocket costs incurred by PSRF, at the written request authorization of NW MEDICAL, relating to the filing, prosecution, maintenance and defense of said LICENSED PATENTS pursuant to the conditions set forth herein. PSRF shall promptly provide copies of invoices for all such expenses and NW MEDICAL shall make payment thereof within thirty (30) days of its receipt. NW MEDICAL's failure to make payments in accordance with this paragraph shall constitute a material breach or default and shall be grounds for termination of this Option Agreement pursuant to Article IX hereof. PSRF shall make all reasonable efforts to ensure that said patent application(s) adequately addresses the commercial and business needs of NW MEDICAL, as communicated by NW MEDICAL hereunder. After appropriate consultation with NW MEDICAL, PSRF shall choose appropriately qualified patent counsel. During the Option Period, PSRF shall provide, or shall cause its patent counsel to provide, to NW MEDICAL copies of all documentation related to relevant patent applications and patents, and NW MEDICAL shall be authorized to communicate directly with PSRF's outside patent counsel regarding the INVENTION and the LICENSED PATENTS and all other intellectual property matters covered by this Option Agreement.

        7.1.1 As consistent with the Term Sheet attached as Appendix B, PSRF has added Marvin Hausman as a co-inventor. As a condition to execute this Exclusive Option Agreement, Marvin Hausman shall assign his inventorship rights to PSRF, and at no cost to PSRF. Marvin Hausman, at his discretion, shall assist in the preparation of any documents related to LICENSED PATENTS, and at no expense to PSRF

   7.2   International Patent Filings. NW MEDICAL understands and agrees
         ----------------------------
that the primary responsibility for the costs of all foreign patent filings shall be NW MEDICAL's, and that NW MEDICAL's failure to timely communicate its decision regarding foreign filing and/or payment thereof will result in a loss of said rights to NW MEDICAL. NW MEDICAL shall notify PSRF no later than nine (9) months after the date of the U.S. patent application referred to in Paragraph 1.2 (d) as to the foreign countries in which it wishes PSRF to continue to seek patent protection. NW MEDICAL shall be given the opportunity to review and comment upon the breath and coverage of said foreign patent applications. PSRF shall make all reasonable efforts to ensure that said patent application(s) adequately addresses the commercial and business needs of NW MEDICAL, as communicated by NW MEDICAL hereunder. Payment of all fees and costs relating to the filing, prosecution, maintenance and defense of said foreign patent rights shall be the direct responsibility of NW MEDICAL, provided NW MEDICAL is kept reasonably informed and given advance estimates where practical. If NW MEDICAL does not respond in writing to said estimates within twenty (20) days of receipt thereof by payment in full thereof, NW MEDICAL agrees herein that said non-response and/or non-payment shall constitute a binding waiver of any right to obtain said foreign protection and NW MEDICAL holds PSRF harmless from any claim based thereon.

        7.2.1 In the event NW MEDICAL elects not to pursue patent protection in any specific country or region of the world, PSRF may seek such protection on its own behalf and cost in that specific country and/or region of the world. From the date of its written notification to PSRF, NW Medical shall have no further obligation for reimbursing PSRF for any ongoing patent prosecution or maintenance costs to intellectual property rights it has declined to support.

         ARTICLE VIII - PAYMENT, NOTICES AND OTHER COMMUNICATIONS
         --------------------------------------------------------

   8.1 Any payment, notice, or other communication required or permitted to be made or given to either party hereto pursuant to this Option Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified or registered first class mail, postage prepaid, or by recognized overnight courier, addressed to it at its address set forth below, or to such other address as it shall designate by written notice to the other party as follows:

If to NW MEDICAL:    President
                     Northwest Medical Research, Inc.
                     #90 NW Second Street
                     P.O. Box 910
                     Stevenson, Washington 98648

If to PSRF:          President
                     The Penn State Research Foundation
                     c/o Intellectual Property Office 113 Technology Center
                     University Park, PA 16802

                 ARTICLE IX TERMINATION OF OPTION AGREEMENT
                 ------------------------------------------

   9.1 If NW MEDICAL shall (a) become adjudicated of voluntary or involuntary bankruptcy; or (b) make an assignment of this agreement for the benefit of a creditor(s); or (c) become insolvent or have a receiver of its assets appointed, this Option Agreement will be deemed to have automatically terminated, provided, however, that such termination shall not terminate any obligations which may have accrued prior thereto,

   9.2   If OPTIONEE fails to make any payments due and payable under
Article Vii, PSRF shall have the right to terminate this Agreement by thirty
(30) days' written notice to OPTIONEE. Such termination shall become effective unless OPTIONEE shall have fully cured any such breach or default prior to the expiration of the thirty (30) day period.

   9.3 In addition to the termination rights provided under Paragraph 9.2, upon any material breach or default of this Agreement by NW MEDICAL, PSRF shall have the right to terminate this Agreement and the rights, privileges and option granted hereunder by sixty (60) days' notice to NW MEDICAL. Such termination shall become effective unless NW MEDICAL shall have cured any such breach or default prior to the expiration of the sixty (60) day period.

   9.4 NW MEDICAL shall have the right to terminate the Option Agreement at any time on thirty (30) days notice to PSRF, and upon payment of all amounts due PSRF through the effective date of the termination.

                         ARTICLE X - NON-USE OF NAMES
                         ----------------------------

   10.1 NW MEDICAL shall not use the names or trademarks of UNIVERSITY, PSRF, or any of their employees, or any adaptation thereof, in any advertising, promotional or sales literature, including sales of securities, without prior written consent obtained from PSRF.


                           ARTICLE XI- ASSIGNMENT
                           ----------------------

   11.1 This Option Agreement shall not be assignable by either Party without the prior written consent of the other Party except as provided herein. NW MEDICAL may assign its rights hereunder to another entity formed and controlled by its President, Dr. Marvin Hausman, ("NEWCO") or to another entity NW MEDICAL or NEWCO either will be forming as a joint venture or will be joining as a joint venture partner. NW MEDICAL will disclose to PSRF in such circumstances the identity of the joint venture partner or other significant owners of the new entity. PSRF acknowledges the potential involvement of Newco and such joint venture entity and that its consent to such assignment to, or directly involvement by, Newco and the joint venture entity will not be required if Dr. Hausman retains voting control of such entity. If he does not retain such voting control, PSRF's consent to assignment shall be required, but shall not be unreasonably withheld. Additionally, NW MEDICAL may assign this Option Agreement, with the prior written consent from PSRF, which shall not be unreasonably withheld, in connection with the sale of substantially all of the its assets to a third party, provided such third party assumes, in writing, all obligations owed to PSRF under this Agreement, agrees to comply in all respects with the terms, conditions, and provisions thereof, have the resources and wherewithal to do so, and gives timely written notice to that effect to PSRF.

                   ARTICLE XII - MISCELLANEOUS PROVISIONS
                   --------------------------------------

   12.1 Entire Agreement. This Option Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations, or undertakings, either verbal or written, between the parties relating to the subject matter hereof.

   12.2 Amendment. This Option Agreement may be amended only by a written agreement embodying the full terms of the amendment signed by authorized representatives of both parties.

   12.3 Severability. Should any provision of this Option Agreement be held to be illegal, invalid or unenforceable, by any court of competent jurisdiction, such provision shall be modified by such court in compliance with the law and, as modified, enforced. The remaining provisions of this Option Agreement shall be construed in accordance with the modified provision and as if such illegal, invalid or unenforceable provision had not been contained herein.

   12.4 No Strict Construction. The language used in this Option Agreement shall be deemed to be the language chosen by both parties hereto to express their mutual intent and no rule of strict construction against either party shall apply to any term or condition of this Option Agreement.

   12.5 Relationship of Parties. Nothing contained in this Option Agreement shall be construed as creating a partnership, joint venture, agency or an association of any kind.

   12.6 No Waiver. The failure of one party hereto to enforce at any time any of the provisions of this Option Agreement, or any rights in respect thereto, or to exercise any election herein provided, shall in no way be considered to be a waiver of such provision, rights or elections or in any way to affect the validity of this Option Agreement. Any waiver must be in writing.

   12.7 Interpretation. The headings of several sections contained herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Option Agreement.

   12.8 Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

   12.9 Dispute Resolution. Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with this Option Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, the party against whore the dispute shall be raised shall select a mediation firm in Pennsylvania and such representatives shall schedule a date with such firm for a mediation hearing. The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Court of Common Pleas of Centre County or in the United States District Court for the Middle District of Pennsylvania, to whose jurisdiction for such purposes PSRF and NW MEDICAL each hereby irrevocably consents and submits. Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Option Agreement.

   12.10 Counterparts.   This Option Agreement may be executed in one or
more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties have each caused their duly authorized representative to execute this Option Agreement as of the Effective Date.

NORTHWEST MEDICAL RESEARCH INC.

By:     /s/ Marvin S. Hausman
        ---------------------

Name:   Marvin S. Hausman MD
        ---------------------

Title:  President
        ---------------------

THE PENN STATE RESEARCH FOUNDATION

By:     /s/ David E. Branigan
        ---------------------

Name:   David E. Branigan
        ---------------------

Title:  Treasurer
        ---------------------


Date:   May 17, 2006

ipo-mds/option/MarvHausman

                               APPENDIX A
                               ----------

Term Sheet relating to Sponsored Research and Collaboration Agreement between Northwest Medical Research Inc. ("NW MEDICAL") and Pennsylvania State University ("UNIVERSITY")

   Set forth below are the key terms of the Sponsored Research and Collaboration Agreement between NW MEDICAL and UNIVERSITY regarding sponsored research to be conducted at UNIVERSITY's laboratory facilities under the supervision of Dr. Robert Beelman ("Research Agreement"), who will serve as Principal Investigator:

Sponsored Research and Collaboration:

UNIVERSITY will use its own facilities to conduct research and development relating to, but not limited to, the following programs and invention under the direction and supervision of Dr. Beelman: (i) the development of methods to enhance levels of bioactive substances in cultivated mushrooms, (ii) a project to be agreed upon relating to the novel antioxidant ergothioneine and selenoergothioneine in A. bisporus and other mushrooms and fungi (the "Ergo Project"), and (iii) the development and patenting of PSU Inv. Disc. No. 2005-3098, entitled "Identification of Selenoergothioneine as a Natural Organic Form of Selenium from Cultivated Mushrooms" (the -Invention"), naming as inventors Dr. Bob Beelman and Ms. Joy Dubost (collectively the "Covered Activities").


Compensation to UNIVERSITY:

NW MEDICAL will make the following payments and financial commitments to UNIVERSITY for the Covered Activities: (i) an annual budget of $25,000 or more (for an initial term of one year) in accordance with an agreed upon scope of work for the Covered Activities, with the timing of payments to be made in accordance with such budget, (ii) the reimbursement for actual, documented out-of-pocket patent costs incurred by UNIVERSITY, at the written authorization of NW MEDICAL, in connection with the Invention within thirty days of invoicing by UNIVERSITY's Intellectual Property Office. UNIVERSITY shall use reasonable efforts to notify NW MEDICAL of cost estimates with sufficient time to allow for NW MEDICAL to provide advance written approval. NW MEDICAL understands and agrees that its failure to respond with clear, written directions may affect UNIVERSITY's ability to execute its instructions. As a condition for UNIVERSITY to execute this Agreement, and to file a regular. non-provisional patent application covering Invention. NW MEDICAL agrees to pay UNIVERSITY's Intellectual Property Office the not-toexceed bid of the patent firm selected by UNIVERSITY, in conjunction with NW MEDICAL, prior to the UNIVERSITY's authorization of the selected firm. UNIVERSITY shall keep NW MEDICAL advised as to all developments with respect to said patent application(s) and shall promptly supply copies of all papers received and filed in connection with the prosecution in sufficient time for NW MEDICAL to comment. NW MEDICAL understands and agrees that the primary responsibility for the costs of all foreign patent filings shall be NW MEDICAL, and that NW MEDICAL's failure to timely communicate its decisions regarding foreign filing and payment thereof will result in a loss of said rights to NW MEDICAL. NW MEDICAL agrees that the reimbursement for any foreign filing shall be paid by NW MEDICAL prior to UNIVERSITY"s authorization to its patent counsel.


The Invention and new IP:

All intellectual property relating to the Covered Activities in particular, including without limitation, research, data, published and unpublished literature, provisional patents or patent applications and all related know how, will be submitted to NW MEDICAL (under terms of a Confidentiality Agreement) for review. NW MEDICAL will assist in preparing any additional patent applications and modifications covering patent applications derived from the Covered Activities. When appropriate, and in accordance with U.S. Patent Law, Dr. Marvin S. Hausman will be named as co-inventor for those claims, in which he contributed intellectually thereto. UNIVERSITY will be the sole owner of any intellectual property created under the Covered Activities, and the only rights of NW MEDICAL to use such intellectual property will be pursuant to its option to enter into an exclusive license for such intellectual property, as outlined below. NW MEDICAL will not be obligated to pay any royalties or make any other payments to UNIVERSITY for any intellectual property it declines to license pursuant to such license agreement. If NW MEDICAL declines to license any new intellectual property, it will not be responsible for paying any ongoing patent prosecution or maintenance costs from the date of its written notification to UNIVERSITY. UNIVERSITY shall then be free to continue prosecution at UNIVERSITY's expense and shall have no further obligation to NW MEDICAL in regards to such intellectual property.


IP Status Reports:

As a condition of Research Agreement, UNIVERSITY will provide to NW MEDICAL, via Principal Investigator. on a monthly basis an update of recent developments in the Covered Activities. The Intellectual Property Office of UNIVERSITY shall be responsible for notifying NW MEDICAL of the status of any new inventions and discoveries from the Covered Activities, indicating for each such new invention or discovery. UNIVERSITY shall provide NW MEDICAL ninety (90) days to determine whether it shall instruct UNIVERSITY to make any formal filings (such as a provisional patent or regular patent application) to protect the invention or discovery. UNIVERSITY will disclose to NW MEDICAL any inventions or discoveries resulting from the Covered Activities as soon as possible after creation and reduction to practice. If UNIVERSITY has filed a patent application (provisional or otherwise) at the instruction of NW MEDICAL, the new intellectual property created will become subject to NW MEDICAL's exclusive licensing rights as provided below. In addition to the monthly status reports, the Intellectual Property Office of UNIVERSITY will provide an annual summary of accomplishments and goals for the following year. when specifically requested in writing by NW MEDICAL.


Other IP and Know-How:

During the term of this Agreement. UNIVERSITY, to the extent it is contractually permitted to do so under any third party obligations, agrees to notify NW MEDICAL of other intellectual property owned by

University in the fields of nutraceuticals, or the nutraceutical or pharmaceutical applications of mushrooms or other fungi developed by Principal Investigator ("Other IP"), which may be of potential interest to NW MEDICAL. The parties will negotiate in good faith the terms of an agreement relating to the exchange, acquisition, licensing and/or sponsored research of such Other IP, which belongs to UNIVERSITY.


NW MEDICAL Option to License new intellectual property:

NW MEDICAL will have the right to obtain an exclusive license (with rights of further sublicense) to i) the Invention and any subsequent patent rights, and 2) any intellectual property developed from the Covered Activities under the term of this Agreement, with the terms thereof to be set forth in a Master Exclusive License Agreement, which will be negotiated in good faith between both parties, prior to the expiration or termination of the Research Agreement. NW MEDICAL will have 90 days after notification of its exercise of this option to negotiate a license agreement consistent with the terms and conditions of the Master Exclusive License Agreement (as hereinafter defined).


Master Exclusive License Agreement:

The Master Exclusive License Agreement covering new intellectual property shall provide, among other things, as follows:

  o Upfront or milestone payments, consistent with standard University/Industry standards for the type of product to be commercialized. NW MEDICAL recognizes that UNIVERSITY has a responsibility to provide remuneration to its inventors from the licensing of its intellectual property. UNIVERSITY understands and appreciates the timeline and risks associated with product development and commercialization, as well as the creation of value that occurs as a product(s) advances to commercialization.
  o Documented, milestone commitments by NW MEDICAL and/or any sublicensee(s) to diligently (subject to commercially reasonable efforts) develop and commercialize the licensed inventions and technology;
  o  a term that does not exceed any limits imposed by law;
  o retention by UNIVERSITY of the complete royalty-free right to use any licensed intellectual property, including any licensed invention, technology, or software exclusively for teaching, research, or other educational or academic purposes at UNIVERSITY or affiliated institutions;
  o reservation of the rights of the Government of the United States of America as set forth in Public Law 96-517, if applicable:
  o Indemnification and Dispute Resolution shall be addressed in Research Agreement
  o Under the terms of the Master Exclusive License Agreement. NW MEDICAL will continue to reimburse UNIVERSITY for all out-of-pocket patent costs of any specific intellectual property licensed by NW MEDICAL;
  o Following commercialization of a product using any New IP, NW MEDICAL (or any permitted assignee) will pay to UNIVERSITY

     "blended" royalties based on its own net sales, where "net sales" equals customary definition:

     For nutraceutical products or medical foods: 3% of net sales per year
     -------------------------------------------
     up to $10 million (hereinafter "mm"), 2.0% on net sales in such year in excess of $10 mm and up to $50 mm, and 1.5% on net sales in such year in excess of $50 mm;

     For pharmaceutical products: 5% of net sales per year up to $50 mm,
     ---------------------------
     3.66% on net sales in such year in excess of $50 mm and up to $500 mm, and 2.5% on net sales in such year in excess of $500 mm.

     For food products (other than nutraceutical products or medical foods
     ---------------------------------------------------------------------
     or pharmaceutical products): I% of net sales per year by NW MEDICAL of
     --------------------------
     any new or improved strains of cultivated mushrooms or other fungi for consumption by the general public as food products in stores or supermarkets.

  o If NW MEDICAL (or any permitted assignee) sublicenses to a third party the licensed intellectual property relating to a product which is subsequently commercialized, NW MEDICAL (or such permitted assignee) will pay the following "blended" royalties to UNIVERSITY, as a percentage of the royalty payments NW MEDICAL receives from such sublicensee. In no event, however, will NW MEDICAL's (or an assignee's) payments to UNIVERSITY under the Master Exclusive License Agreement exceed the amounts that would it would otherwise have to pay if it sold the product directly instead of sublicensing the New IP to a third party:

     For Nutraceutical Products or Medical Foods: 10% of sublicensing
     -------------------------------------------
     revenues per year. Medical Foods shall mean food which is prescribed by a physician to manage a patient's disease or health condition. The label of Medical Foods shall clearly state that the product is to be used to manage a specific medical disorder or condition. Medical Foods are not meant to be used by the general public and may not be available in stores or supermarkets. Medical Foods are not those foods included within a healthy diet intended to decrease the risk of disease, such as reduced fat foods or low sodium foods. Nutraceutical Products shall mean a pill or other pharmaceutical product that has nutritional value or a food that has had its nutritional value enhanced by pharmaceuticals. More specifically, Nutraceutical Products shall mean natural bioactive chemical compounds that have health promoting, disease preventing or medicinal properties:

     For Pharmaceutical Products: 20% of sublicensing revenues per year.
     ---------------------------
     Pharmaceutical Products shall mean that must go through a clinical trial process for marketing approval, overseen by the Food & Drug Administation ("FDA") or its foreign equivalent. that may include the filing of an Investigational New Drug (IND) application or Biologics License Application, along with Phase 1, 2, 3, and 4 human trials.

     For Food Products: 5% of sublicensing revenues per year.
     -----------------
     Sublicensing cash revenues shall include sublicensing upfront payments, option fees, milestone payments, sublicense maintenance fees and all other payments (including equity instruments and/or securities) and the cash equivalent thereof paid or transferred to NW MEDICAL by each sublicense in consideration for licensing rights of Invention or intellectual property developed from the Covered Activities, but shall not include any reimbursements made by a sublicense to NW MEDICAL (or its permitted assignee) for out of pocket costs actually incurred. SubIicensee(s) shall pay the full royalty payment obligations owed to UNIVERSITY referenced above to UNIVERSITY, via NW MEDICAL.

  o Examples of royalty calculations are listed on Schedule A annexed hereto.


Publication Rights:

Standard: NW MEDICAL will have right to delay UNIVERSITY's publication of new developments for up to ninety (90) days to enable it to initiate patent filings to protect any new intellectual property that might be identified in any such publication.


Other Provisions:

Standard, consistent with UNIVERSITY's form of Sponsored Research Agreement and industry custom and practice.


Term:

One (1) year from the Effective Date of the Research Agreement with an automatic extension for an additional one-year period, unless either party gives ninety (90) days prior written notice of non-renewal.


Assignment:

The Research Agreement will be signed by Dr. Marvin Hausman, an authorized representative of NW MEDICAL. or under a newly formed venture owned or controlled by Dr. Marvin Hausman ("Newco"). The Research Agreement shall incorporate the terms and conditions of this Agreement. NW MEDICAL contemplates that it or Newco would then assign its rights under the Research Agreement to another entity it or Dr. Hausman either will be forming as a joint venture or will be joining as a joint venture partner. NW MEDICAL will disclose to UNIVERSITY in such circumstances the identity of the joint venture partner or other significant owners of the new entity. UNIVERSITY acknowledges the potential involvement of Newco and such joint venture entity and that its consent to such assignment to. or directly involvement by, Newco and the joint venture entity will not be required if Dr. Hausman retains voting control of such entity. If he does not retain such voting control, UNIVERSITY'S consent to assignment shall be required. but shall not be unreasonably withheld. Additionally, NW MEDICAL may assign the Research Agreement, with the prior written consent from UNIVERSITY, which shall not be unreasonably withheld, in connection with the sale of substantially all of the its assets to a third party, provided such third party assumes, in writing, all obligations owed to UNIVERSITY under this Agreement, agrees to comply in all respects with the terms, conditions, and provisions thereof, have the resources and wherewithal to do so, and gives timely written notice to that effect to UNIVERSITY.


Additional Documentation; Binding Agreement:

This Term Sheet is binding for a period of 90 days from the date hereof (the "Interim Period") and will be superseded by the completion of a definitive Sponsored Research and Collaboration Agreement, containing standard and customary representations, warranties and undertakings of the parties relating to the Covered Activities to be conducted and the intellectual property to be created as a result of such research.


Governing Law

This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

   We look forward to our working relationship. We are confident that it will prove to be very mutually rewarding. So that we may begin the process of preparing definitive documentation in accordance with the provisions of this Term Sheet, please indicate your agreement hereto by your execution hereof.

                                       NW MEDICAL RESEARCH INC.

                                       By: /s/ Marvin S. Hausman
                                       ----------------------------------
                                           Marvin S. Hausman, M.D.,
                                           President

ACCEPTED AND AGREED:

Dated: March 20, 2006
       --------------

PENNSYLVANIA STATE UNIVERSITY

By:    /s/ David F. Marshall
       ------------------------
       Name:  David F. Marshall
       Title: Assistant Treasurer

PRINCIPAL INVESTIGATORS:

/s/ Robert Beelman
------------------
Dr. Robert Beelman

                                                                 EXHIBIT A
                                                             To Term Sheet

                       Sample Royalty Calculations

Product and Annual Sales                Royalty Payment to UNIVERSITY by NW
                                        MEDICAL

Nutraceutical & Medical Foods; $75 mm   3% of 1" $10 mm. ($300,000), plus
                                        2% of next $40 mm
                                        ($800,000), plus 1.5% of next $25
                                        million ($375,000),
                                        for a total of $1475,000

Pharmaceutical; $750 mm                 5% of I" $50 mm ($2,500,000), plus
                                        3.66% of next
                                        $450 mm ($16,470,000), plus 2.5% of
                                        next $250 million
                                        ($6,250,000), for a total of
                                        $25,220,000

Nutraceutical; sublicensing revenues    10% of $3.75mm equals $375,000
received by NW MEDICAL of $3.75 mm

Pharmaceutical; sublicensing revenues   20% of $3.75mm equals $750,000
received by NW MEDICAL of $3.75 mm

                        NORTHWEST MEDICAL RESEARCH INC.
                             #90 NW Second Street
                             Stevenson, WA 98648

                              As of May 1, 2006

The Penn State Research Foundation
304 Old Main
University Park, PA 16802

Re: Sponsored Research Agreement effective as of May 1, 2006 ("SRA') between
    The Pennsylvania State University ("University') and Northwest Medical Research Inc. ("NW Medical')

Ladies and Gentlemen:

   This letter reflects our agreement that, by your signature below, The Penn State Research Foundation ("PSRF") acknowledges that University has entered into, as of the date hereof, the SRA, which provides, among other things, for the rights of NW Medical to license certain Intellectual Property relating to the Project, as those terms are defined in the SRA. You also acknowledge and agree that PSRF is familiar with the terms of the SRA and the term sheet annexed as Appendix B thereof, and agrees to be bound by the terms thereof relating to the licensing by NW Medical of any such Intellectual Property.

                                       Very truly yours,
                                       NORTHWEST MEDICAL RESEARCH INC.

                                       By: /s/ Marvin S. Hausman
                                           -------------------------------
                                               Marvin S. Hausman, M.D.
                                               President

ACKNOWLEDGED AND AGREED:

THE PENN STATE RESEARCH FOUNDATION

By:    /s/ David E. Branigan
       ---------------------

Name:  David E. Branigan
       ---------------------

Title: Treasurer
       ---------------------

Date:  May 17, 2006